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                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Regal Cinemas, Inc. on Form S-8 (File Nos. 33-74634, 333-13292 and 333-13295) of our report dated February 6, 1997, on our audits of the consolidated financial statements of Regal Cinemas, Inc. as of December 28, 1995 and January 2, 1997, and for each of the three years in the period ended January 2, 1997, which report is included in this Annual Report on Form 10-K.


                                           COOPERS & LYBRAND L.L.P.





Knoxville, Tennessee
March 26, 1997